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                                                                    Exhibit 10.1

                     FORM OF STANDARD STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT dated as of ______________ between BED BATH & BEYOND INC., a New York corporation, and_____________(the "Optionee").

                             PRELIMINARY STATEMENT

                  Pursuant to the Bed Bath & Beyond Inc. ____ Stock Option Plan ("the Plan"), the Committee that administers the Plan (the "Committee") has authorized the granting to Optionee of an option to purchase _________ shares of the Company's common stock, par value $.01 per share ("Common Stock"), subject to the Plan and the terms and conditions set forth herein. The parties hereto desire to enter into this Agreement in order to set forth the terms of such option.

                  Accordingly, the parties hereto agree as follows:

                  1. Grant of Option. Subject to the Plan and the terms and conditions of this Agreement, the Company hereby grants to Optionee the option (the "Option") to purchase from the Company up to _______ shares of Common Stock at a price of $______per share. The Option shall not be immediately exercisable but shall become exercisable in installments, which shall be cumulative, as indicated below:*

         Date on which Installment                                 Number of Shares
         First Vests and Becomes Exercisable                       In Installments
         -----------------------------------                       -----------------
         (one year from date of grant)                             20% of the number of shares
                                                                   originally subject to the Option

         (two years from date of grant)                            20% of the number of shares
                                                                   originally subject to the Option

         (three years from date of grant)                          20% of the number of shares
                                                                   originally subject to the Option

         (four years from date of grant)                           20% of the number of shares
                                                                   originally subject to the Option

         (five years from date of grant)                           20% of the number of shares
                                                                   originally subject to the Option

                      * In some stock option agreements where the optionee has previously been granted stock options, the dates on which installments first vest and become exercisable are from three years from date of grant through seven years from date of grant. In some stock option agreements the number of shares in each installment is 33-1/3% of the number of shares originally subject to the option and in such cases the dates on which installments first vest and become exercisable are from one year from date of grant through three years from date of grant.



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         2.  Plans  Governing  Terms of  Option.  The  Option is  subject in all respects to the terms and conditions of the Plan, a copy of which is attached hereto as Exhibit A.

         3. Type of Option. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         4. Termination. The Option shall terminate on the tenth anniversary of the date hereof, unless terminated earlier pursuant to the following sentence or otherwise pursuant to the Plan. The Option shall immediately terminate upon termination of the Optionee's employment with the Company, subject to the following exceptions (i) if such termination is by reason of the death or disability of the Optionee, the unexercised portion of the Option shall continue to be exercisable for 12 months after such termination and (ii) if such termination is for any other reason, excluding termination for cause, the unexercised portion of the Option shall continue to be exercisable for three months after such termination (subject, in the case of both clauses (i) and (ii) above, to the preceding sentence).

         5. Exercise. The Option may be exercised by delivering to the Company a written notice (signed by the Optionee) stating the number of shares with respect to which the Option is being exercised, together with full payment of the purchase price therefor. Payment may be made in cash or by certified check, bank draft, or money order payable to the order of the Company or, if permitted by the Committee, through delivery of shares of Common Stock (such shares to be valued as provided in the Plan). As provided in the Plan, the Committee may require Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to delivering to Optionee any shares purchased upon exercise of the Option. The Option may not be exercised with respect to a fractional share.

         6. Restriction on Transfer. The Option may not be assigned or transferred except by will or the laws of descent and distribution and during the Optionee's lifetime may be exercised only by him.**

         7. Notice. Any notice or communication to the Company hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the following address (or to such other address as the Company shall from time to time specify):

               ** In some stock option agreements Paragraph 6 reads as follows:
  The Option may not be assigned or transferred except by will or the laws of descent and distribution and except by a written assignment (signed by the Optionee and delivered to the Company), provided such assignment assigns all or a portion of the Option to the Optionee's spouse, descendants or trusts for the sole benefit of the Optionee's spouse or descendants. The Option may be exercised only by the Optionee, the Optionee's assignee pursuant to an assignment permitted hereunder, or by the executor or personal representative of the Optionee or of such assignee.


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                             Bed Bath & Beyond Inc.
                     C/O Petitti, Eisenberg & Gamache, P.C.
                            Attention: Todd Eisenberg
                               488 Pleasant Street
                              New Bedford, MA 02740

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

BED BATH & BEYOND INC.


By:
     ------------------------

     ------------------------
         (Optionee)


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